As filed with the Securities and Exchange Commission on October 24, 2011

Registration No. 333-174527

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASB BANCORP, INC.

AND

ASHEVILLE SAVINGS BANK, S.S.B. RETIREMENT SAVINGS PLAN

(Exact name of registrant as specified in its charter)

North Carolina	6036	45-2463413
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

11 Church Street

Asheville, North Carolina 28801

(828) 254-7411

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Suzanne S. DeFerie

President and Chief Executive Officer

ASB Bancorp, Inc.

11 Church Street

Asheville, North Carolina 28801

(828) 254-7411

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary R. Bronstein, Esq.

Lori M. Beresford, Esq.

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

(202) 508-5800

Sale to the Public Concluded on October 11, 2011

This Post-Effective Amendment No. 1 is filed to deregister 2,747,199 shares, or $27,471,990, of the $0.01 par value common stock (the “Common Stock”) of ASB Bancorp, Inc. (the “Company”), heretofore registered and offered pursuant to the terms of a prospectus dated August 12, 2011 (the “Prospectus”). The remaining 5,584,551 shares, or $55,845,510, registered pursuant to the Registration Statement on Form S-1 have been sold in the subscription and community offering and have been issued as described in the Prospectus.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina, on October 24, 2011.

ASB BANCORP, INC.

Date: October 24, 2011	By:	/s/ Suzanne S. DeFerie
Suzanne S. DeFerie
President and Chief Executive Officer